THIS NOTE AND THE SECURITIES UNDERLYING THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT AS OTHERWISE AGREED BY SHUMATE INDUSTRIES, INC., AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SHUMATE INDUSTRIES, INC. THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

$2,000,000.00	July 10, 2007

FOR VALUE RECEIVED, the undersigned, Shumate Industries, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Whitebox Shumate Ltd., a British Virgin Islands corporation, or its assigns (the “Payee”), at such place as the Payee may designate in writing, the principal sum of Two Million and No/100 Dollars ($2,000,000.00) under the terms set forth herein.

1. Interest. The unpaid principal balance hereof from time to time outstanding shall bear interest from the date hereof at the rate of ten percent (10%) per annum; provided, however that from and after an event of default under Section 4 below, such interest rate shall increase to fifteen (15%) per annum (but in no event greater than the highest rate permitted by law).

2. Payment. Except as otherwise provided herein, and subject to any default hereunder, the principal and interest hereof is payable as follows:

(a) Interest only is payable in cash in arrears on the first day of each month, beginning on August 1, 2007 (the “Scheduled Interest Payment”). However, if Maker gives Payee written notice five (5) days before the due date of a particular Scheduled Interest Payment of Maker’s election to defer payment of such Scheduled Interest Payment, the amount of such Scheduled Interest Payment shall, from and after its otherwise scheduled due date, become part of the principal balance hereof.

(b) If Maker fails to file the Registration Statement (as defined below) with the U.S. Securities and Exchange Commission under the Securities Act and applicable state securities laws within 180 days of the date of this Note, or if Maker fails to obtain effectiveness of the Registration Statement under the Securities Act and applicable state securities laws within 270 days of the date of this Note, then for each full month (prorated for partial months) that either or both of these failures continue (as aggregated together, the “Failure Term”), Maker shall pay in arrears in cash, on the first day of each month, additional interest (the “Contingent Additional Interest”, which automatically shall become part of the principal amount of this Note) at a rate equal to $3,780.00 per month for any portion of the Failure Term. The “Registration Statement” refers to a registration statement filed by the Company with the SEC under the Securities Act and applicable state securities laws pursuant to a Registration Rights Agreement of this date between the Maker and the Payee (the “Registration Rights Agreement”).

(c) On the earlier of July 10, 2008 or the initial closing date of the Subsequent Equity Financing as defined below (the “Maturity Date”), the outstanding principal balance of this Note (inclusive of any Scheduled Interest Payments converted to principal pursuant to Section 2(a) above) will be due and payable in cash, together with all then-accrued but unpaid interest (including any then accrued, but unpaid, Contingent Additional Interest). Maker agrees to give Payee at least ten (10) days prior written notice of Maker’s required payoff of this Note if the Maturity Date will be prior to July 10, 2008 (the “Early Payment Notice”). For purposes of this Note, the “Subsequent Equity Financing” refers to the first bona fide third party sale by Maker of its equity securities (including, without limitation, equity or debt securities directly or indirectly convertible or exchangeable for equity securities, alone or with any debt securities) occurring after the date of this Note.

3. Conversion.

(a) At any time while any portion of this Note remains unpaid, the Payee may elect (by giving written notice to Maker) to convert, at the Conversion Rate below, all or any portion of the principal and/or accrued, but unpaid, interest hereon into securities of Maker. Within ten (10) days after any conversion of this Note, the Maker shall at its expense issue and deliver to Payee a certificate or certificates for the number and type of securities issuable upon conversion.

(b) The “Conversion Rate” is as follows:

(i) For any conversion elected in writing by the Payee (other than into the Subsequent Equity Financing pursuant to Section 3(b)(ii) below), the Payee may convert this Note into shares of the Maker’s Common Stock at a Conversion Rate equal to $1.89 per share.

(ii) For any conversion elected in writing by the Payee into the Subsequent Equity Financing, the Payee may convert this Note into the same securities sold by Maker in the Subsequent Equity Financing using the price per share, unit or other security as the applicable Conversion Rate. The Payee’s right to convert into the Subsequent Equity Financing will expire 24 hours in advance of the initial closing of the Subsequent Equity Financing so long as the Maker has given written notice to the Payee pursuant to Section 3(e) below.

(c) The Conversion Rate (and, as applicable, the factors above used to compute it) shall be adjusted proportionally for any subsequent stock dividend or split, stock combination or other similar recapitalization, reclassification or reorganization of or affecting Maker’s Common Stock. In case of any consolidation or merger to which the Maker is a party other than a merger or consolidation in which the Maker is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Maker as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Maker), then instead of receiving shares of Maker’s Common Stock or other of Maker’s securities, Payee shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property which the Payee would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had the same portion of this Note been paid or converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Payee, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable in connection with this Note. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

(d) Payee will have the same registration rights with respect to any Common Stock or other securities of Maker issued to Payee upon any conversion hereof pursuant to Section 3(b)(i) above as Payee otherwise has under the Registration Rights Agreement. Payee will have the same registration rights with respect to any Common Stock or other securities of Maker issued to Payee upon any conversion hereof pursuant to Section 3(b)(ii) above as granted by the Maker to the other purchasers of securities in the Subsequent Equity Financing.

(e) In addition to giving the Early Payment Notice, while any portion of this Note remains unpaid, Maker agrees to give Payee at least ten (10) days prior written notice of the initial closing date and time of any Subsequent Equity Financing and any event that would adjust the Conversion Rate under Section 3(c) above.

4. Default. The occurrence of any one or more of the following events shall constitute an event of default, upon which Payee may declare the entire principal amount of this Note, together with all accrued but unpaid interest, to be immediately due and payable:

(a) The Maker shall fail to make any required payment of principal or interest (including, without limitation, as to Contingent Additional Interest that becomes part of the principal hereof and any interest accrued thereon) when due, and such failure shall continue through five (5) days thereafter.

(b) The Maker shall be in material default under any other term or provision of this Note, under any term or provision of the Note Purchase Agreement of this date between Maker and Payee (the “Note Purchase Agreement”), under the warrant to purchase 400,000 shares of Maker’s Common Stock issued in connection herewith to Payee (the “Warrant”) or under the Registration Rights Agreement, and any such default is not cured within ten (10) days after written notice from Payee to Maker. Notwithstanding the foregoing, a failure by the Maker to timely file or obtain effectiveness of the Registration Statement will not, in and of itself, constitute an event of default (it being agreed that Contingent Additional Interest will instead accrue hereunder upon such failure).

(c) The Maker shall become insolvent or shall fail to pay, or become unable to pay, its debts as they become due; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law shall be instituted by or against the Maker.

(d) Any representation or warranty of the Maker contained in the Note Purchase Agreement shall be untrue in any material respect, or Maker shall fail to materially comply with any covenants or agreements of Maker contained in this Note, the Note Purchase Agreement, the Warrant or the Registration Rights Agreement.

(e) The Maker incurs an event of default under the terms of its secured revolving line of credit facility with Stillwater National Bank (the “Stillwater Facility”).

(f) The Maker incurs aggregate debt senior in security or right of payment to this Note (whether or not inclusive of the Stillwater Facility) in excess of $10,000,000, without obtaining the Payee’s prior written consent.

Without limiting the above, the Maker acknowledges that payments on the various scheduled due dates in Sections 2 are of essence and that any failure to timely pay any installment of principal or interest (within any permitted grace period above) permits Payee to declare this Note immediately due in cash in its entirety without any prior notice of any kind to Maker, except for the specific notices provided above.

6. Limitations on Conversion. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that Payee may acquire upon any conversion of this Note shall be limited to the extent necessary to insure that, following such conversion, the total number of shares of Common Stock then beneficially owed by Payee and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Payee’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which Payee may receive or beneficially own in order to determine the amount of securities or other consideration that Payee may receive in the event of a merger, sale or other transaction as contemplated in Section 3(c) of this Note.

8. Applicable Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

9. Waivers. The Maker hereby waives presentment for payment, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.

10. No Setoffs. The Maker shall pay principal and interest under the Note without any deduction for any setoff or counterclaim.

11. Costs of Collection. If this Note is not paid when due, the Maker shall pay Payee’s reasonable costs of collection, including reasonable attorney’s fees.

SHUMATE INDUSTRIES, INC.

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